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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2000

                           First Community Corporation
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             (Exact name of registrant as specified in its charter)

         Tennessee                       0-25972                 62-1562541
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(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)

                 809 West Main Street
                 Rogersville, Tennessee                             37857
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        (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:        (423) 272-5800
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Item 5.  Other Events

         On April 26, 2000, the Board of Directors of First Community Corporation (the "Company") declared a distribution of one Right for each outstanding share of common stock, no par value (the "Company Common Stock"), to shareholders of record at the close of business on May 4, 2000 and for each share of Company Common Stock issued (including shares distributed from Treasury) thereafter and prior to the Distribution Date (as hereinafter defined) subject to the execution of the Rights Agreement (as hereinafter defined) and to certain other matters. Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-hundredth of a share (a "Unit") of Series A Junior Preferred Stock, no par value (the "Preferred Stock") at a Purchase Price of $32.00 per Unit, subject to adjustment. The Purchase Price is payable in cash or by certified or bank check or bank draft payable to the order of the Company. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank, as Rights Agent, dated April 26, 2000.

         Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Company Common Stock, and the Distribution Date will occur, upon the earlier of (i) 10 days following a public announcement (the date of such announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary) has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 20% or more of the then outstanding shares of Company Common Stock, or (ii) 10 days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the then outstanding shares of Company Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by Company Common Stock certificates and will be transferred with and only with such Company Common Stock certificates, (ii) new Company Common Stock certificates issued after May 4, 2000 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing outstanding Company Common Stock will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 4, 2010 unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

         In the event that (i) a Person becomes the beneficial owner of 20% or more of the then outstanding shares of Company Common Stock or (ii) during the pendency of any tender or exchange offer for Company Common Stock or prior to the expiration of 20 business days (or such later date as a majority of the Independent Directors may determine) after the date such tender or




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exchange offer is terminated or expires, a person becomes the Beneficial owner of 10% or more of the then outstanding shares of Company Common Stock (unless under certain circumstances specified in the Rights Agreement), then, in each such case, each holder of a Right will thereafter have the right to receive, upon exercise, Company Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation (other than a merger described in the preceding paragraph), (ii) any Person effects a share exchange or merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of any other Person or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the Acquiring Person having a value equal to two times the exercise price of the Right.

         The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to the holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional Units. In lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock prior to the date of exercise.

         At any time prior to the earlier of (i) the close of business on the Final Expiration Date or (ii) the close of business on the tenth day following the Stock Acquisition Date, a majority of the Independent Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), payable, at the election of such majority of Independent Directors, in cash or shares of Company Common Stock. Immediately upon the action of a majority of the Independent Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.




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         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock (or other consideration).

         Any of the provisions of the Rights Agreement may be supplemented or amended at any time prior to the Distribution Date without the consent of the holders of the Rights. After the Distribution Date, the provisions of the Rights Agreement may be supplemented or amended without the consent of the holders of the Rights in order to cure any ambiguity, defect or inconsistency, to make changes which are consistent with the objectives of the Board in adopting the Rights Agreement, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         As of May 4, 2000, 2,021,180 shares of the Company Common Stock were issued and outstanding. Each outstanding share of Company Common Stock on May 4, 2000 will receive one Right. As long as the Rights are attached to the Company Common Stock, the Company will issue one Right for each share of Company Common Stock issued between the Record Date and the Distribution Date. As of May 4, 2000, no shares of Series A Junior Preferred Stock were issued and outstanding. A total of 300,000 shares of Series A Junior Preferred Stock has been reserved for issuance upon exercise of the Rights, subject to adjustment.

         The Units of Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by the Company.

         Each Unit of Preferred Stock will have a minimum preferential quarterly dividend rate of $.01 per Unit, but will, in any event, be entitled to a dividend equal to the per share dividend declared on the Company Common Stock.

         In the event of liquidation, the holder of a Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $32.00 per Unit or the per share amount paid in respect of a share of Company Common Stock.

         Each Unit of Preferred Stock will have one vote, voting together with the Company Common Stock. The holders of Units of Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Preferred Stock are in arrears for six fiscal quarters.




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         In the event of any merger, share exchange or other transaction in which shares of Company Common Stock are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Company Common Stock.

         The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and share exchanges, are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of Company Common Stock.

         The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by a majority of the Independent Directors unless the offer is conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by a majority of the Independent Directors since the Rights may be redeemed by the Company at $.01 per Right at any time on or prior to the tenth day following the Stock Acquisition Date (subject to extension by a majority of such Independent Directors). Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in the equity securities of, or seeking to obtain control of, the Company. To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

         The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the form of Rights Certificate, is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         1. Rights Agreement, dated April 26, 2000 between First Community Corporation and First Union National Bank, including Form of Rights Certificate (Exhibit A), Form of Summary of Rights (Exhibit B), and Articles of Amendment to the Charter of First Community Corporation (Exhibit C).

         2.       Press Release dated May 22, 2000.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                    First Community Corporation



                                    By: /s/ Mark A. Gamble
                                        ----------------------------------------
                                        Name: Mark A. Gamble
                                        Title: President and Chief Executive
                                               Officer



                                    By: /s/ Elizabeth O. Lollar
                                        ----------------------------------------
                                        Name: Elizabeth O. Lollar
                                        Title: Principal Accounting Officer and
                                               Chief Financial Officer



Date: May 23, 2000




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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549







                           FIRST COMMUNITY CORPORATION






                                    EXHIBITS
                              TO CURRENT REPORT ON
                          FORM 8-K DATED MAY 23, 2000





                                                  Commission File Number 0-25972




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                                  Exhibit Index

    Exhibit No.                         Description
    -----------                         -----------

         1 Rights Agreement, dated April 26, 2000 between the Company and First Union National Bank, including Form of Rights Certificate (Exhibit A), Form of Summary of Rights (Exhibit
                  B), and Articles of Amendment to the Charter of the Company (Exhibit C).

         2        Press Release dated April 26, 2000.






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